UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

COVANCE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2011

Dear Fellow Shareholder:

We have previously provided you with proxy materials for the Annual Meeting of Shareholders of Covance Inc., to be held on May 12, 2011.  Our Board of Directors unanimously recommends that you vote FOR proposals 1, 2, and 4; ONE YEAR on proposal 3; and AGAINST proposal 5.

Your vote is important no matter how many or how few shares you may own.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed voting instruction form in the postage-paid envelope provided.

Very truly yours,

James W. Lovett

Corporate Senior Vice President,

General Counsel and Secretary

REMEMBER: You may vote your shares by telephone or via the Internet — simply follow the easy instructions on the enclosed voting instruction form.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (888) 750-5834.